Exhibit 99.1

FIRST UNITED CORPORATION

ANNOUNCES FIRST QUARTER 2020 DIVIDEND

Oakland, Maryland, December 13, 2019 – First United Corporation (NASDAQ: FUNC) announces that its Board of Directors declared a cash dividend of $.13 per share that will be payable on February 3, 2020 to holders of record of the Corporation’s common stock as of January 15, 2020.

About First United Corporation

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers.  The Bank’s wholly-owned subsidiaries include OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC, both of which are finance companies, and First OREO Trust and FUBT OREO I, LLC, both of which were formed for the purposes of holding, servicing and disposing of the real estate that the Bank acquires through foreclosure or by deed in lieu of foreclosure.  The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership, which was formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland.  The Corporation’s website is www.mybank.com.